Exhibit 99.1
AWH ANNOUNCES Q3 2022 FINANCIAL RESULTS
Reported Record Quarterly Revenue and Adjusted EBITDA Since Company Inception
Achieved $111.2M Net Revenue in Q3 2022, a 14.1% Increase Compared to Prior Quarter
Achieved Adjusted EBITDA of $27.8M, Representing a 25.0% Margin and 354 Basis Point Margin Expansion Compared to Prior Quarter
NEW YORK, NY, November 10, 2022 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ending September 30, 2022 (“Q3 2022”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q3 2022 Financial Highlights
•Gross Revenue increased 14.1% quarter-over-quarter and increased 27.8% year-over-year, to $134.3 million.
•Net revenue, which excludes intercompany sale of wholesale products, increased 14.1% quarter-over-quarter and 17.9% year-over-year, to $111.2 million.
•Retail revenue grew 9.6% quarter-over-quarter to $82.8 million.
•Gross wholesale revenue grew 22.2% quarter-over-quarter to $51.5 million and wholesale, net of intercompany sales, grew 29.6% sequentially to $28.4 million.
•Net loss of $16.9 million during the quarter, compared to a net loss of $21.2 million in Q2 2022.
•Adjusted EBITDA1 was $27.8 million, representing a 25.0% margin, a 354 basis point margin expansion quarter-over-quarter.
•As of September 30, 2022, cash and cash equivalents were $91.4 million, and net debt2 was $219.0 million.
Business Highlights
•In August, the Company commenced adult-use sales at its Montclair, New Jersey dispensary; and opened its Fort Lee, New Jersey dispensary to medical patients, with plans to welcome adult-use customers by year-end 2022. The Company also opened the kitchen at its cultivation facility in Franklin, New Jersey, which enables Ascend to produce edibles and meaningfully expand its wholesale offering.
1    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
2    Total debt less cash and cash equivalents less unamortized deferred financing costs.

•During the quarter, the Company announced that it entered into a definitive agreement providing AWH the option to acquire 100% of the equity of Ohio Patient Access (“OPA”), which is licensed to operate three medical Ohio dispensaries that are in the process of being built in Cincinnati, Piqua, and Sandusky. The addition of OPA’s three dispensaries will increase AWH’s Ohio footprint to five dispensaries, the maximum permitted by the State. The Company also signed two agreements to acquire two dispensary licenses in Illinois from separate sellers that are in the process of being built-out. Following closing of the transactions, the Company would have ten dispensaries in Illinois, which would maximize scale and bring the Company to the state-imposed cap of ten.
•Subsequent to the quarter, the Company completed construction of 6,000 sq.ft of canopy space at its cultivation facility in Smithfield, Pennsylvania. AWH expects to plant in this new space by the end of the year. In addition, Ascend opened its first-ever “outlet” dispensary in Scranton, Pennsylvania.
Management Commentary
“AWH continues to be among the industry leaders in revenue growth and Adjusted EBITDA expansion, despite challenging macro and microenvironments,” said Abner Kurtin, Executive Chairman. “We delivered record revenue, Adjusted Gross Profit, and Adjusted EBITDA margin in Q3 2022, with quarter-over-quarter revenue increasing an impressive 14% while achieving an Adjusted EBITDA Margin of 25%. We benefited from growth in both our retail and wholesale businesses.”
Frank Perullo, Interim Co-CEO and President, commented, “I am proud of the entire team for execution and laser focus on our operational objectives across our cultivation, retail, and wholesale operations. The team’s hard work enabled us to successfully open our Fort Lee, New Jersey store; commence adult-use sales at our Montclair, New Jersey store; begin production of edibles at our Franklin, New Jersey cultivation facility; ramp our wholesale capabilities in New Jersey and Ohio; and expand into the Pennsylvania market by opening the first of six planned dispensaries in the state.”
Dan Neville, Interim Co-CEO and CFO, added, “The team continues to deliver strong margins by optimizing existing overhead; leveraging our retail organizational structure; and executing on cost saving initiatives which enabled us to achieve a sequential 354-basis-point increase in Adjusted EBITDA margin. Our exposure to key growth markets, combined with our disciplined capital allocation approach is increasingly evident in our financial performance and the strength of our balance sheet. Ascend currently has one of the strongest balance sheets in the industry with $91.4 million cash on hand and no near-term maturities, as it approaches positive cash generation from operations.”
Q3 2022 Financial Overview
Net revenue increased 14.1% quarter-over-quarter, primarily driven by an increase in third-party wholesale sales, the conversion of retail stores to adult-use, and new store openings
Total retail revenue in the third quarter of 2022 was $82.8 million, which represents a 9.6% increase compared to the prior quarter and was driven by: the full quarter benefit of adult-use sales at Rochelle Park, New Jersey; the adult-use conversion of the Montclair, New Jersey dispensary; and increases in same store sales3 for the portfolio in aggregate.
3    Excludes entire current and prior quarter revenue contribution from Fort Lee, East Lansing, Rochelle Park, and Montclair which either opened or flipped to adult-use within the current or prior quarter.

Gross wholesale revenue was $51.5 million, a 22.2% sequential increase, driven by growth in third-party sales increases in Illinois, New Jersey, and Massachusetts, and intercompany sales increases in New Jersey. Net wholesale revenue, excluding intercompany sales, increased 29.6% sequentially to $28.4 million, driven by third-party sales increases in Illinois, New Jersey, and Massachusetts.
Q3 2022 gross profit was $36.6 million, or 32.9% of revenue, compared to $33.0 million, or 33.8% of revenue, in the prior quarter. Q3 2022 Adjusted Gross Profit1 was $50.6 million, or 45.5% of revenue, compared to $44.4 million, or 45.6% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin decreased 6 basis points sequentially driven by pricing decreases across the portfolio, partially offset by improvements in utilization and production in Massachusetts and an expanded product offering in New Jersey.
Total Q3 2022 general and administrative (“G&A”) expenses were $34.2 million, compared to $33.6 million in the prior quarter. Total G&A expenses as a percentage of revenue improved from 34.4% of revenue in the prior quarter to 30.7% of revenue as the Company leveraged existing infrastructure and optimized the retail organizational structure.
Net loss in the third quarter of 2022 was $16.9 million, or a loss of $0.09 per basic and diluted share of Class A common stock, which was primarily driven by operating costs and tax expenses.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time in nature, was $27.8 million in Q3 2022. This represents a 32.9% increase quarter-over-quarter. Adjusted EBITDA Margin1 of 25.0% represented a 354 basis point increase compared to the prior quarter driven by a significant improvement in leverage of G&A.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on November 10, 2022 at 5:00 p.m. ET to discuss its financial results for the quarter ended September 30, 2022. The conference call may be accessed by dialing (888) 390-0605 with conference ID 35417710. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated multi-state cannabis operator with licenses and assets in Illinois, Michigan, Ohio, Massachusetts, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Simply Herb, Ozone, and Ozone Reserve branded products. For more information, visit www.awholdings.com.
Additional information relating to the Company’s third quarter 2022 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements and information are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedar.com and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information or statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts
Media Contact
MATTIO Communications
Mark Sinclair
(650) 269-9530
AWH@mattio.com
Investor Contact
Rebecca Koar
IR@awholdings.com
Chief Financial Officer
Daniel Neville
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue, net	$111,238	$94,382	$293,827	$243,886
Cost of goods sold	(74,602)	(53,428)	(200,776)	(138,749)
Gross profit	36,636	40,954	93,051	105,137
Operating expenses
General and administrative expenses	34,159	29,341	100,959	85,099
Settlement expense	—	—	5,000	36,511
Total operating expenses	34,159	29,341	105,959	121,610
Operating profit (loss)	2,477	11,613	(12,908)	(16,473)

Other (expense) income
Interest expense	(8,434)	(12,376)	(23,711)	(56,601)
Other, net	273	44	527	206
Total other expense	(8,161)	(12,332)	(23,184)	(56,395)
Loss before income taxes	(5,684)	(719)	(36,092)	(72,868)
Income tax expense	(11,178)	(12,307)	(29,757)	(33,278)
Net loss	$(16,862)	$(13,026)	$(65,849)	$(106,146)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted(1)	$(0.09)	$(0.08)	$(0.36)	$(0.75)
Weighted-average common shares outstanding — basic and diluted(1)	187,697	169,879	181,833	142,221
(1)    Net loss per share and weighted-average common shares outstanding have been computed on the basis of treating the historical common unit equivalents previously outstanding as shares of Class A common stock, as such historical units converted into shares of Class A common stock in the Company’s conversion to a C-Corporation prior to the initial public offering.

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash used in operating activities	$(1,780)	$(10,239)	$(22,285)	$(22,294)
Cash flows from investing activities
Additions to capital assets	(30,517)	(14,872)	(62,959)	(70,918)
Investments in notes receivable	(1,001)	(529)	(2,391)	(2,185)
Collection of notes receivable	81	81	245	245
Proceeds from sale of assets	—	930	39,225	930
Acquisition of businesses, net of cash acquired	—	—	(24,890)	(13,630)
Purchases of intangible assets	(14,772)	—	(43,781)	—
Net cash used in investing activities	(46,209)	(14,390)	(94,551)	(85,558)
Cash flows from financing activities
Proceeds from issuance of common stock in public offerings, net	—	—	—	86,065
Proceeds from issuance of debt	—	210,000	65,000	259,500
Repayments of debt	(834)	(76,342)	(2,289)	(78,413)
Repayments under finance leases	(23)	—	(23)	—
Debt issuance costs	(312)	(8,731)	(4,998)	(8,731)
Taxes withheld under equity-based compensation plans, net	—	—	(4,942)	—
Repurchase of warrants	—	—	—	(4,156)
Net cash (used in) provided by financing activities	(1,169)	124,927	52,748	254,265
Net (decrease) increase in cash, cash equivalents, and restricted cash	(49,158)	100,298	(64,088)	146,413
Cash, cash equivalents, and restricted cash at beginning of period	140,551	104,212	155,481	58,097
Cash, cash equivalents, and restricted cash at end of period	$91,393	$204,510	$91,393	$204,510

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$91,393	$155,481
Inventory	92,064	65,588
Other current assets	35,635	36,943
Property and equipment, net	268,456	239,656
Operating lease right-of-use assets	109,085	103,958
Intangible assets, net	186,426	59,271
Goodwill	43,566	42,967
Other noncurrent assets	20,589	19,572
Total Assets	$847,214	$723,436

Total current liabilities	$137,496	$117,395
Long-term debt, net	290,969	230,846
Operating lease liabilities, noncurrent	229,838	197,295
Other noncurrent liabilities	14,842	1,423
Total stockholders’ equity	174,069	176,477
Total Liabilities and Stockholders’ Equity	$847,214	$723,436

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Gross Profit	$36,636	$40,954	$93,051	$105,137
Depreciation and amortization included in cost of goods sold	4,722	2,063	11,618	6,612
Equity-based compensation included in cost of goods sold	2,629	349	9,791	349
Start-up costs included in cost of goods sold(1)	2,610	—	10,781	—
Non-cash inventory adjustments(2)	4,049	335	6,365	3,799
Adjusted Gross Profit	$50,646	$43,701	$131,606	$115,897
Adjusted Gross Margin	45.5%	46.3%	44.8%	47.5%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(2)Primarily consists of write-offs of expired products and obsolete packaging. Additionally, during the third quarter of 2022, we recognized a loss of $4,049 resulting from net realizable value adjustments related to certain inventory items in Michigan.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2022	2021	2022	2021
Net loss	$(16,862)	$(13,026)	$(65,849)	$(106,146)
Income tax expense	11,178	12,307	29,757	33,278
Other (income) expense	(273)	(44)	(527)	(206)
Interest expense	8,434	12,376	23,711	56,601
Depreciation and amortization	7,994	4,583	20,679	14,021
Non-cash inventory adjustments(1)	4,049	335	6,365	3,799
Equity-based compensation	6,382	2,936	19,936	7,134
Start-up costs(2)	3,953	1,227	5,906	4,254
Start-up costs included in cost of goods sold(3)	2,610	—	10,781	—
Transaction-related and other non-recurring expenses(4)	601	2,191	8,822	9,775
(Gain) loss on sale of assets	(296)	649	450	649
Litigation settlement	—	—	5,000	36,511
Adjusted EBITDA	$27,770	$23,534	$65,031	$59,670
Adjusted EBITDA Margin	25.0%	24.9%	22.1%	24.5%
(1)Primarily consists of write-offs of expired products and obsolete packaging. Additionally, during the third quarter of 2022, we recognized a loss of $4,049 resulting from net realizable value adjustments related to certain inventory items in Michigan.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations.
(3)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting in delays from regulatory approvals at certain cultivation facilities.
(4)Legal and professional fees associated with litigation matters, potential acquisitions, and other regulatory matters and other non-recurring expenses. The prior year includes expenses related to the Company’s Initial Public Offering.